Exhibit 23.2

                          Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement pertaining to the Tropical Sportswear Int'l Corporation 2000 Long-Term Incentive Plan of our report dated November 12, 1999, with respect to the consolidated financial statements and schedule of Tropical Sportswear Int'l Corporation included in its Annual Report (Form 10-K) for the year ended October 2, 1999, filed with the Securities and Exchange Commission.


                                                           ERNST & YOUNG LLP

Tampa, Florida
July 27, 2000